Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com

FLOW INTERNATIONAL ANNOUNCES THIRD QUARTER RESULTS
Record Quarterly Revenue and Highest Quarterly Operating Profit Since 2008

Kent, WA - March 1, 2012 - Flow International Corporation (NASDAQ: FLOW), the world's leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal 2012 third quarter ended January 31, 2012.

For the third quarter of fiscal year 2012, Flow reported consolidated revenues of $65.8 million, a 15% increase from $57.5 million in the prior fiscal year. Net income in the current quarter was $3.3 million or $0.07 per share. In comparison, the Company reported net income in the prior-year period of $1.2 million or $0.03 per share.

Adjusted EBITDA for the quarter was $8.1 million or 12.3% of sales, compared to $4.9 million in the year-ago quarter. A reconciliation of Adjusted EBITDA to Net Income is provided in the accompanying financial tables.

“This marks our sixth sequential quarter of increased sales and a new quarterly record for Flow,” said Charley Brown, President and CEO of Flow. “We also generated operating income in excess of 9% of sales, which represents our highest level of profitability in almost four years.”

Operations Review for the Third Quarter of Fiscal 2012

•
Standard segment sales, which include sales of systems that do not require significant custom configuration as well as parts and services for those installed systems, were $59.1 million, an increase of $9.2 million or 18% from the year-ago quarter.

•
Advanced segment sales, which include sales of complex aerospace and application systems requiring specific custom configuration and advanced features, were $6.7 million, a decline of $0.8 million or 11% from the year-ago quarter. Advanced segment sales are recorded using the percentage of completion method, with lead times generally ranging from 12 to 24 months.

•
Aggregate gross margins were 40% for the quarter, which was consistent with the year-ago quarter. Standard segment gross margins were 41%, which is down from 42% in the year-ago quarter as a result of product mix. Advanced segment gross margins were 27% in the current quarter, in line with the year-ago quarter.

•	Total operating expenses for the quarter were $20.1 million, consistent with $20.3 million in the year-ago quarter.

Conference Call
Flow plans to hold a conference call to discuss these results today: Thursday, March 1, 2012 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 888-846-5003 or 480-629-9856. A 7-day replay will be available following the call by dialing 800-406-7325 or 303-590-3030. The conference call passcode is 4516393. A live audio Webcast of the conference call may be found in the investor section at www.flowwaterjet.com. A Webcast replay of the call will also be available for 90 days.

About Flow International
Flow International Corporation is the world's leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications used in multiple industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowwaterjet.com.

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company's filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release include, without limitation, statements regarding the Company's level of sales and profitability. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation
Condensed Consolidated Income Statements
(Unaudited)

U.S. Dollars in thousands, except per share data
	Three Months Ended January 31,			Nine Months Ended January 31,
	2012	2011	% Change	2012	2011	% Change

Sales	$65,808	$57,473	15%	$190,371	$156,988	21%

Cost of Sales	39,737	34,381	16%	115,864	94,710	22%

Gross Margin	26,071	23,092	13%	74,507	62,278	20%

Operating Expenses:
Sales and Marketing	12,028	11,568	4%	36,806	33,049	11%
Research and Engineering	2,712	2,513	8%	8,079	7,095	14%
General and Administrative	5,342	6,194	(14)%	17,312	17,811	(3)%
Operating Expenses	20,082	20,275	(1)%	62,197	57,955	7%

Operating Income	5,989	2,817	NM	12,310	4,323	NM

Interest Expense, net	(305)	(397)	(23)%	(876)	(1,182)	(26)%
Other Income (Expense), net	(384)	(81)	NM	(511)	315	NM

Income Before Taxes	5,300	2,339	NM	10,923	3,456	NM
Provision for Income Taxes	(2,041)	(1,058)	93%	(4,279)	(2,926)	46%

Income from Continuing Operations	3,259	1,281	NM	6,644	530	NM

Income (Loss) from Discontinued Operations, net of tax	57	(40)	NM	162	(152)	NM

Net Income	$3,316	$1,241	NM	$6,806	$378	NM

Basic and Diluted Income Per Share:
Income from Continuing Operations	$0.07	$0.03	NM	$0.14	$0.01	NM
Net Income	$0.07	$0.03	NM	$0.14	$0.01	NM

Weighted Average Shares Outstanding Used in Computing Basic and Diluted Income Per Share (000):
Basic	47,857	47,301		47,730	47,168
Diluted	47,857	47,312		47,730	47,174

NM = not meaningful

Flow International Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

U.S. Dollars in thousands
	January 31,	April 30,
	2012	2011	% Change
ASSETS
Current Assets:
Cash and Cash Equivalents	$10,185	$9,096	12%
Receivables, net	47,247	47,082	—%
Inventories, net	34,280	28,609	20%
Other Current Assets	12,471	13,305	(6)%
Total Current Assets	104,183	98,092
Property and Equipment, net	17,380	19,104	(9)%
Other Long-Term Assets	34,218	35,867	(5)%
Total Assets	$155,781	$153,063

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Notes Payable	$—	$5,500	(100)%
Current Portion of Long-Term Obligations	26	25	4%
Accounts Payable and Other Accrued Liabilities	26,885	28,661	(6)%
Other Current Liabilities	24,782	22,775	9%
Total Current Liabilities	51,693	56,961
Other Long-Term Liabilities	8,132	7,925	3%
Subordinated Notes	9,362	8,723	7%
Total Liabilities	69,187	73,609

Shareholders’ Equity	86,594	79,454	9%
Total Liabilities and Shareholders' Equity	$155,781	$153,063

Flow International Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

U.S. Dollars in thousands
	Nine Months Ended January 31,
	2012	2011	% Change
Cash Flows from Operating Activities:
Net Income	$6,806	$378	NM
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and amortization	4,723	4,706	—%
Deferred Income Taxes	2,437	1,585	54%
Provision for Slow Moving and Obsolete Inventory	391	649	(40)%
Bad Debt Expense	389	346	12%
Incentive Compensation Expense	1,783	1,855	(4)%
Warranty Expense	3,043	1,304	NM
Other	881	787	12%
Changes in Operating Assets and Liabilities:
Receivables	(1,883)	(3,902)	(52)%
Inventories	(7,129)	(5,990)	19%
Other Operating Assets	(944)	(402)	NM
Accounts Payable	(738)	348	NM
Other Operating Liabilities	(467)	2,522	NM
Net Cash Provided by Operations	9,292	4,186	NM
Cash Flows from Investing Activities:
Expenditures for Property, Equipment and Intangible Assets	(3,346)	(2,700)	24%
Other Investing Activities	538	(1,632)	NM
Net Cash Used in Investing Activities	(2,808)	(4,332)	(35)%
Cash Flows from Financing Activities:
Borrowings Under Credit Facility	45,750	35,100	30%
Repayments Under Credit Facility	(51,250)	(33,550)	53%
Other Net Borrowings (Repayments)	27	(8)	NM
Net Cash (Used in) Provided by Financing Activities	(5,473)	1,542	NM
Effect of Changes in Exchange Rates	78	238	(67)%
Net Change in Cash and Cash Equivalents	1,089	1,634
Cash and Cash Equivalents, Beginning of the Period	9,096	6,367	43%
Cash and Cash Equivalents, End of the Period	$10,185	$8,001	27%

Supplemental Disclosures of Cash Flow Information
Cash Paid during the Period for:
Interest	261	288	(9)%
Taxes	588	476	24%

NM = not meaningful

Flow International Corporation
Supplemental Data
(Unaudited)

U.S. Dollars in thousands
	Three Months Ended January 31,			Nine Months Ended January 31,
	2012	2011	% Change	2012	2011	% Change

Sales Breakdown:
Systems	$46,780	$39,987	17%	$130,913	$105,429	24%
Consumable Parts	19,028	17,486	9%	59,458	51,559	15%
Total	$65,808	$57,473	15%	$190,371	$156,988	21%

Segment Revenue Breakdown:
Standard	$59,076	$49,916	18%	$171,267	$135,619	26%
Advanced	6,732	7,557	(11)%	19,104	21,369	(11)%
	$65,808	$57,473	15%	$190,371	$156,988	21%

Depreciation and Amortization Expense	$1,572	$1,522	3%	$4,723	$4,706	—%

Capital Spending	$995	$1,551	(36)%	$3,346	$2,700	24%

Flow International Corporation
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

U.S. Dollars in thousands
	Three Months Ended January 31,			Nine Months Ended January 31,
	2012	2011	% Change	2012	2011	% Change

Net Income	$3,316	$1,241	NM	$6,806	$378	NM
Add Back:
Depreciation and Amortization	1,572	1,522	3%	4,723	4,706	—%
Income Tax Provision	2,041	1,058	93%	4,279	2,926	46%
Interest Charges	317	418	(24)%	937	1,268	(26)%
Non-Cash Charges (i)	868	687	26%	2,092	1,700	23%
Adjusted EBITDA	$8,114	$4,926	65%	$18,837	$10,978	72%

(i) Allowable Add Backs Pursuant to Credit Facility Agreement

NM = not meaningful

     The Company defines Adjusted EBITDA as net income, determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of intangible assets, interest expense, and other non-cash charges, which includes such items as stock-based compensation expense, foreign currency gains or losses, and other non-cash allowable add backs pursuant to the Company's Credit Facility Agreement.

     Adjusted EBITDA is a non-GAAP financial measure and the presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from this non-GAAP financial measure are significant components of the Company's financial statements and must be considered in performing a comprehensive analysis of the overall financial results. The Company uses this measure, together with GAAP financial metrics, to assess its financial performance, allocate resources, evaluate the overall progress towards meeting its long-term financial objectives, and assess compliance with its debt covenants. The Company believes that this non-GAAP financial measure is useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used in the Company's financial and operational decision making. The Company's calculation of Adjusted EBITDA may not be consistent with calculations of similar measures used by other companies.